UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): October 9, 2003 dj Orthopedics, Inc.

(Exact name of registrant as specified in charter)

DELAWARE	001-16757	33-0978270
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2985 Scott Street
Vista, California		92081
(Address of Principal Executive Offices)		(Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (800) 336-5690

Item 5. Other Events.

On October 9, 2003, dj Orthopedics, Inc. issued a press release to announce the signing of a definitive agreement to purchase the bone growth stimulation business from OrthoLogic Corporation, for $93 million in cash, subject to the approval of OrthoLogic’s stockholders and customary governmental approvals and closing conditions. A copy of the press release is furnished as Exhibit 99.1 to this Current Report

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

Exhibit No.	Document

99.1	Press release of dj Orthopedics, Inc., dated October 9, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DJ ORTHOPEDICS, INC
(Registrant)

Date: October 9, 2003		BY: /s/ LESLIE H. CROSS

Leslie H. Cross
President and Chief Executive Officer (Principal Executive Officer)

Exhibit Index

Exhibit No.	Description

99.1	Press release of dj Orthopedics, Inc., dated October 9, 2003.